Responses to N-SAR for 12/31 Funds for the period ending June 30, 2018

First Investors Life Series Funds

Exhibit 77Q1

The Subadvisory Agreement among FIMCO, the First Investors Income Funds, the First Investors Life Series Funds, the First Investors Equity Funds and Muzinich & Company, Inc. was filed with the Securities and Exchange Commission via EDGAR with the registration statement for the Life Series Funds on April 27, 2018 (Accession No. 0000898432-18-000486) and is
hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.